NewAmsterdam Pharma Provides Corporate Update and Reports First Quarter Financial Results

– Decisions on regulatory approval from EMA, UK, and Switzerland for obicetrapib and obicetrapib/ezetimibe fixed‑dose combination expected in 2H26, and based on the outcomes, with potential launches by Menarini in 4Q26 in Germany and the UK –

– PREVAIL interim analysis planned for 4Q2026 with result expected in 1Q2027 –

– Completed enrollment in REMBRANDT; Topline data from RUBENS Phase 3 expected by year-end 2026 –

– Presented new analyses of Phase 3 BROOKLYN and BROADWAY studies at the American College of Cardiology Annual Scientific Session (ACC) and simultaneously published in the American Journal of Preventative Cardiology–

– $707.3 million in cash, cash equivalents and marketable securities at March 31, 2026 –

– Management to host PREVAIL update call today at 8:00 AM ET –

Naarden, the Netherlands and Miami, USA; May 7, 2026 – NewAmsterdam Pharma Company N.V. (Nasdaq: NAMS or “NewAmsterdam” or the “Company”), a late-stage, clinical biopharmaceutical company developing oral, non-statin medicines for patients at risk of cardiovascular disease (“CVD”) with elevated low-density lipoprotein cholesterol (“LDL-C”), for whom existing therapies are not sufficiently effective or well-tolerated, today announced financial results for the quarter ended March 31, 2026 and provided a corporate update.

“Our clinical execution remains strong. We have completed enrollment in REMBRANDT and continue to advance PREVAIL and RUBENS — three Phase 3 trials that underscore the breadth and maturity of our development program,” said Michael Davidson, M.D., Chief Executive Officer of NewAmsterdam Pharma. “We are excited following an initial blinded review of PREVAIL data after the two-year anniversary of enrollment completion — which showed a Year 1 overall MACE event rate consistent with BROADWAY and a Year 1-to-Year 2 overall MACE event rate lower than expected — and we have decided to conduct an interim analysis in the fourth quarter of 2026. This timing coincides with the minimum 2.5-year follow-up for the trial. We are optimistic about the interim analysis and expect to report the result of the analysis in the first quarter of 2027. Should the trial not stop for efficacy at that time, we anticipate completion by the end of 2027. We will provide further details at our annual Investor Day on August 5, 2026.”

Clinical Development Updates

NewAmsterdam is developing obicetrapib, an oral, low-dose and once-daily, highly-selective cholesteryl ester transfer protein (“CETP”) inhibitor, as a monotherapy and in fixed-dose combination with ezetimibe, as the preferred LDL-C lowering therapy to be used in patients at risk of CVD for whom existing therapies are not sufficiently effective or well-tolerated.

In March 2026, NewAmsterdam presented results from additional analyses of its pivotal Phase 3 BROADWAY and BROOKLYN trials evaluating obicetrapib in patients with established atherosclerotic cardiovascular disease (“ASCVD”) and/or heterozygous familial hypercholesterolemia (“HeFH”) at ACC, which were simultaneously published in the American Journal of Preventative Cardiology. The new analyses explored the potential effects of obicetrapib beyond LDL-C lowering, including signals related to new-onset diabetes mellitus and kidney function, and further evaluated the investigational therapy’s safety profile. Data presented include:

•
Pooled analysis of the BROADWAY and BROOKLYN trials showed that CETP inhibition with obicetrapib 10 mg was associated with a slower annualized decline in estimated glomerular filtration rate (eGFR) (-0.41 vs. -1.08 with placebo; difference of 0.67 mL/min/1.73 m²) in patients with high cardiovascular risk.

•
Patients treated with obicetrapib had nominally fewer composite renal events over 12 months, consisting of death due to cardiovascular or renal causes, eGFR <15 mL/min/1.73 m² post- baseline, ≥40 % decline in eGFR from baseline, kidney transplant, or dialysis initiation. The analysis of time weighted achieved HDL-C versus renal event indicated a strong association between higher achieved HDL-C and lower renal event risk (spline nominal P < 0.0001), independent of baseline HDL-C and eGFR.

•
Pooled Phase 3 safety analysis from BROOKLYN and BROADWAY continued to reinforce the safety and tolerability profile of obicetrapib.

•
Findings that higher small/medium LDL particle (“LDL-P”) discordance was observed to be independently associated with incident major adverse cardiovascular events (“MACE”), specifically in patients with high cardiometabolic burden.

Datasets from the analyses were published in the American Journal of Preventive Cardiology. The full posters presented at ACC are available on the Scientific Publications and Presentations page of the NewAmsterdam Pharma website at www.newamsterdampharma.com/publications/.

NewAmsterdam plans to present additional analyses from the BROOKLYN and BROADWAY studies throughout 2026.

Upcoming Milestones and Ongoing Trials:

Following the successful completion and positive topline results of the Phase 3 BROADWAY, TANDEM, and BROOKLYN trials, NewAmsterdam plans to announce additional clinical data from these trials relating to obicetrapib and the fixed-dose combination (“FDC”) of obicetrapib plus ezetimibe during 2026.

The following Phase 3 trials are currently ongoing:

•
PREVAIL Phase 3 trial: PREVAIL is a cardiovascular outcomes trial (“CVOT”) evaluating obicetrapib in patients with a history of ASCVD, whose LDL-C is not adequately controlled despite being on maximally tolerated lipid-lowering therapy. NewAmsterdam completed enrollment of over 9,500 patients in April 2024.

•
REMBRANDT Phase 3 trial: The REMBRANDT trial utilizes coronary computed tomography angiography imaging to evaluate the effect of obicetrapib plus ezetimibe FDC on coronary plaque burden. The placebo-controlled, double-blind, randomized, Phase 3 trial is being conducted in adult participants with high-risk ASCVD with evidence of coronary plaque who are not adequately controlled by their maximally tolerated lipid-modifying therapy, with the aim to assess the impact of the obicetrapib 10 mg plus ezetimibe 10 mg FDC daily on lipid-rich coronary plaque and arterial wall inflammation characteristics. In March 2026, the trial completed enrollment of 323 patients.

•
RUBENS Phase 3 trial: Initiated in December 2025, the RUBENS trial is evaluating obicetrapib alone or in combination with ezetimibe in patients with type 2 diabetes or metabolic syndrome that require additional lowering of LDL-C despite treatment with available therapy. The trial is expected to enroll approximately 300 patients, with topline data expected by year end 2026.

Additionally, NewAmsterdam expects to initiate a new clinical trial evaluating obicetrapib for the prevention of early Alzheimer’s disease in 2026.

First Quarter Financial Results

•
Cash Position: As of March 31, 2026, NewAmsterdam recorded cash, cash equivalents and marketable securities of $707.3 million, compared to $728.9 million as of December 31, 2025. The increase/decrease was primarily driven by cash outflows related to research and development costs as the Company continues development of obicetrapib and spending on selling, general and administrative expenses to support the Company’s ongoing operations, partially offset by cash inflows from the exercise of options and warrants.

•
Revenue: NewAmsterdam recognized $3.0 million in revenue for the quarter ended March 31, 2026, compared to $3.0 million in the same period in 2025. Revenue for the three months ended March 31, 2025 was due to recognition of deferred revenue related to the R&D performance obligation under the Company’s license agreement with the Menarini Group. Revenue for the three months ended March 31, 2026 was related to the Company’s supply agreement with Menarini.

•
Research and Development (“R&D”) Expenses: R&D expenses were $38.0 million in the quarter ended March 31, 2026, compared to $44.8 million for the same period in 2025. This decrease was primarily due to decreases in clinical expenses driven by the completion of Phase 3 clinical trials in the first half of 2025 and non-clinical expenses, partially offset by increases in personnel and manufacturing expenses. Share-based payment expenses included within R&D expenses totaled $6.8 million in the quarter ended March 31, 2026, compared to $5.2 million in the same period in 2025.

•
Selling, General and Administrative (“SG&A”) Expenses: SG&A expenses were $23.5 million in the quarter ended March 31, 2026, compared to $27.2 million for the same period in 2025. This decrease was primarily due to decreases in marketing and communication, legal and intellectual property expenses, partially offset by an increase in personnel expenses. Share-based payment expenses included within SG&A expenses totaled $11.2 million in the quarter ended March 31, 2026, compared to $10.0 million in the same period in 2025.

•
Net loss: Net loss for the quarter ended March 31, 2026, was $48.4 million, compared to net loss of $39.5 million for the same period in 2025. The individual components of the change are described above in addition to interest income, a non-cash gain related to changes in the fair value of our derivative warrant liabilities and foreign exchange losses.

Conference Call and Webcast Information

NewAmsterdam will host a live webcast and conference call at 8:00 a.m. ET today. To access the live call, participants may register here. The live webcast will be available under the "Events” section of the Investor Relations page of the NewAmsterdam website at ir.newamsterdampharma.com.

While not required, it is recommended that participants join the call ten minutes prior to the scheduled start. An archived replay of the webcast will be available on NewAmsterdam’s website.

About Obicetrapib

Obicetrapib is a novel, oral, low-dose CETP inhibitor that NewAmsterdam is developing to overcome the limitations of current LDL-lowering treatments. In each of the Company’s Phase 2 trials, ROSE2, TULIP, ROSE, and OCEAN, as well as the Company’s Phase 3 BROOKLYN, BROADWAY and TANDEM trials, evaluating obicetrapib as monotherapy or combination therapy, the Company observed statistically significant LDL-lowering combined with a side effect profile similar to that of placebo. The Company commenced the Phase 3 PREVAIL cardiovascular outcomes trial in March 2022, which is designed to assess the potential of obicetrapib to reduce occurrences of MACE. The Company completed enrollment of PREVAIL in April 2024 and randomized over 9,500 patients. Commercialization rights of obicetrapib in Europe, either as a monotherapy or as part of a fixed-dose combination with ezetimibe, have been exclusively granted to the Menarini Group, an Italy-based, leading international pharmaceutical and diagnostics company.

About Cardiovascular Disease

Cardiovascular disease remains the leading cause of death globally, despite the availability of lipid-lowering therapies (“LLTs”). By 2050 more than 184 million U.S. adults are expected to be affected by CVD and hypertension, including 27 million with coronary heart disease and 19 million with stroke. In the United States from 2019 through 2022, CVD age-adjusted mortality rates increased by 9%, reversing the trend observed since 2010 and undoing nearly a decade of progress. Despite the availability of high-intensity statins and non-statin LLTs, LDL-C target level attainment remains low, contributing to residual cardiovascular risk, and underscoring a significant clinical need for improved therapeutic regimens. Even with 269 million LLT prescriptions written over the last 12 months, 30 million under-treated US adults are not at their risk-based LDL-C goal, of which 13 million have ASCVD. Less than 1 in 4 patients with ASCVD achieve an LDL-C goal of less than 70 mg/dL and only 10% of very high risk ASCVD patients achieve the goal below 55 mg/dL. In addition to the 30 million under-treated U.S. adults, there are 10 million patients diagnosed with elevated LDL-C who are not taking any LLTs including statins. Beyond LDL-C, additional factors are at play, such as lifestyle choices, tobacco use, and obesity, as well as inflammation, thrombosis, triglyceride levels, elevated Lp(a) levels, and type 2 diabetes.

Alzheimer’s Analysis

In BROADWAY, a pre-specified analysis was designed to assess plasma biomarkers of Alzheimer’s disease (“AD”) in patients enrolled in the BROADWAY trial and evaluated the effects of longer duration of therapy (12 months) with a prespecified ApoE population, based on phenotypic analysis. The analysis included 1,535 patients, including 367 ApoE4 carriers (ApoE3/E4 or ApoE4/E4), whose ApoE status was able to be determined. Because this analysis was based on a subset of patients from BROADWAY (which was designed to evaluate LDL-C reductions in an ASCVD and/or HeFH population), the AD analysis was not controlled for baseline differences between the treatment and placebo populations, but statistical analyses were adjusted for baseline biomarker values and age. The absolute and percent change over 12 months in p-tau217, a key biomarker of AD pathology, were measured among patients with baseline and end of study datapoints above the lower limit of quantitation. Additional outcome measures included NFL, GFAP, p-tau181, and Aβ42/40 ratio absolute and percent change over 12 months. NewAmsterdam observed statistically significant lower absolute changes in p-tau217 compared to placebo over 12 months in both the full analysis set (p=0.002; n= 1,535) and in ApoE4 carriers (p=0.02; n=367) as well as favorable trends in the other AD biomarkers. Although a safety analysis was not performed in the AD analysis population, in BROADWAY obicetrapib was observed to be well-tolerated, with safety results comparable to placebo.

About NewAmsterdam

NewAmsterdam (Nasdaq: NAMS) is a late-stage biopharmaceutical company whose mission is to improve patient care in populations with metabolic diseases where currently approved therapies have not been adequate or well tolerated. We seek to fill a significant unmet need for a safe, well-tolerated and convenient LDL-lowering therapy. In multiple phase 3 trials, NewAmsterdam is investigating obicetrapib, an oral, low-dose and once-daily CETP inhibitor, alone or as a fixed-dose combination with ezetimibe, as LDL-C lowering therapies to be used as an adjunct to statin therapy for patients at risk of CVD with elevated LDL-C, for whom existing therapies are not sufficiently effective or well tolerated.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and are subject to the “safe harbor” provisions created thereunder. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” “expects” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements relating to: expectations regarding the timing of potential approval decisions from the EMA, UK and Switzerland regulators with respect to MAAs for obicetrapib and the FDC of obicetrapib plus ezetimibe, as well as the potential launch by Menarini in Germany and the United Kingdom; the Company’s intention to conduct the PREVAIL interim analysis; the Company’s expectations regarding the timing of the interim analysis, when the result of the interim analysis may be announced and the potential of PREVAIL being stopped early for efficacy as a result of the interim analysis; the Company’s expectation regarding the timing of the completion of the PREVAIL trial if it is not stopped for efficacy following the interim analysis; expectations for total enrollment figures for and topline data from the RUBENS trial by year-end 2026; the initiation of a new clinical trial evaluating obicetrapib in early Alzheimer’s disease in 2026; the therapeutic potential of the Company’s product candidates; the Company’s other plans regarding and the timing for commencing trials, enrolling patients and completing trials, and the timing and forums for announcing data; expected milestones and anticipated progress toward such milestones; the Company’s anticipated update regarding the PREVAIL trial at its Investor Day; and other statements regarding the Company's future operations, prospects, objectives, strategies and other future events.

The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. These forward-looking statements are based upon management’s current expectations and assumptions. Actual results or events could differ materially and adversely from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various risks, uncertainties and other factors, including, among others: uncertainties and delays regarding the initiation, enrollment and completion of the Company’s clinical trials; uncertainties regarding the result of the PREVAIL interim analysis; risk that the trends observed in the blinded data in PREVAIL are not being driven by a treatment effect of obicetrapib; the potential for unknown or unadjudicated events to impact the trends observed in the preliminary blinded data in PREVAIL; uncertainties regarding the outcome of the Company’s clinical trials, and whether such outcomes will be adequate to support regulatory review and approval of its product candidates; whether topline, initial or preliminary results, trends or analyses from a particular clinical trial will be predictive of the final results of that trial and whether results of early clinical trials and analyses will be indicative of the results of later clinical trials and analyses, or whether projections regarding clinical outcomes will reflect actual results in future clinical trials or clinical use of the Company’s product candidates; the potential for varying interpretation of the results of clinical trials and analyses; risks related to the Company’s ability to achieve its business plans, objectives and milestones, including approval of the Company’s product candidates and potential commercialization; challenges inherent to the launch of new drug products, if approved; risks related to the Company’s reliance on third parties; unanticipated costs and expenses impacting the Company’s cash runway; the Company’s ability to continue to source the raw materials for its product candidates and ensure adequate supply of product for clinical trials and, if approved, commercialization; the impact of competing product candidates on the Company’s business; risks and uncertainties relating to intellectual property and regulatory exclusivities; changes in domestic and foreign business, market, financial, political, and legal conditions; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 18, 2026 and in its most recent Quarterly Report Form 10-Q, as well as in other filings the Company may make with the SEC in the future, which are available at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Company Contact

Matthew Philippe

P: 1-917-882-7512

matthew.philippe@newamsterdampharma.com

Media Contact

Real Chemistry on behalf of NewAmsterdam

Christian Edgington

P: 1-513-310-6410

cedgington@realchemistry.com

Investor Contact

Precision AQ on behalf of NewAmsterdam

Austin Murtagh

P: 1-212-698-8696

austin.murtagh@precisionaq.com

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Balance Sheet

(Unaudited)

	March 31, 2026	December 31, 2025
(In thousands of USD)
Assets
Current assets:
Cash and cash equivalents	457,607	490,002
Prepayments and other receivables	20,603	38,138
Marketable securities, current	178,498	146,239
Restricted cash	1,336	1,321
Total current assets	658,044	675,700
Marketable securities, net of current portion	71,239	92,609
Property, plant and equipment, net	379	383
Operating right of use asset	21	185
Intangible assets	375	407
Long term prepaid expenses	2,585	—
Total assets	732,643	769,284
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	8,090	8,970
Accrued expenses and other current liabilities	5,092	15,422
Deferred revenue, current	3,987	3,987
Lease liability, current	23	136
Derivative warrant liabilities	50,229	57,272
Total current liabilities	67,421	85,787
Lease liability, net of current portion	—	66
Total liabilities	67,421	85,853
Commitments and contingencies (Note 12)
Shareholders' Equity:
Ordinary shares, €0.12 par value; 400,000,000 shares authorized; 116,641,656 and 114,399,326 shares issued and outstanding at March 31, 2026 and December 31, 2025 respectively	14,594	14,278
Additional paid-in capital	1,457,238	1,426,750
Accumulated loss	(810,831)	(762,390)
Accumulated other comprehensive income	4,221	4,793
Total shareholders' equity	665,222	683,431
Total liabilities and shareholders' equity	732,643	769,284

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended March 31,
	2026	2025
(In thousands of USD, except per share amounts)
Revenue	3,040	2,978
Operating expenses:
Research and development expenses	38,009	44,751
Selling, general and administrative expenses	23,451	27,152
Total operating expenses	61,460	71,903
Operating loss	(58,420)	(68,925)
Other income (expense):
Interest income	5,650	7,351
Fair value change – earnout	—	3,992
Fair value change – warrants	5,942	13,762
Foreign exchange gains/(losses)	(1,613)	4,293
Loss before tax	(48,441)	(39,527)
Income tax expense	—	—
Loss for the year	(48,441)	(39,527)
Other comprehensive income/(loss)
Unrealized gain/(loss) on available-for-sale securities, net of tax	(572)	(33)
Total comprehensive loss for the year, net of tax	(49,013)	(39,560)

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Shareholders' Equity

(Unaudited)

(In thousands of USD, except share amounts)	Shares	Amount	Additional Paid-In Capital	Accumulated Loss	Accumulated Other Comprehensive Income	Total Shareholders' Equity
Balance at December 31, 2024	108,064,340	13,444	1,298,160	(558,571)	4,467	757,500
Issuance of Earnout Shares	1,743,136	226	40,581	—	—	40,807
Exercise of Pre-Funded Warrants	1,293,938	162	(162)	—	—	—
Exercise of warrants	15,942	2	410	—	—	412
Exercise of stock options	909,140	116	2,875	—	—	2,991
Vesting of RSUs	142,795	18	(18)	—	—	—
Share-based compensation	—	—	15,213	—	—	15,213
Total loss and comprehensive loss for the period	—	—	—	(39,527)	(33)	(39,560)
As at March 31, 2025	112,169,291	13,968	1,357,059	(598,098)	4,434	777,363

Balance at December 31, 2025	114,399,326	14,278	1,426,750	(762,390)	4,793	683,431
Exercise of warrants	56,619	8	1,745	—	—	1,753
Exercise of stock options	1,971,548	278	10,771	—	—	11,049
Vesting of RSUs	214,163	30	(30)	—	—	—
Share-based compensation	—	—	18,002	—	—	18,002
Total loss and comprehensive loss for the period	—	—	—	(48,441)	(572)	(49,013)
As at March 31, 2026	116,641,656	14,594	1,457,238	(810,831)	4,221	665,222

NewAmsterdam Pharma Company N.V.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended March 31,
	2026	2025
(In thousands of USD)
Operating activities:
Loss for the period	(48,441)	(39,527)
Non-cash adjustments to reconcile loss for the period to net cash flows:
Depreciation and amortization	62	52
Non-cash rent expense	(16)	3
Fair value change - derivative earnout and warrants	(5,942)	(17,754)
Loss on disposal of property, plant and equipment	12	—
Foreign exchange (gains)/losses	1,613	(4,293)
Amortization of premium/discount on available-for-sale debt securities	10	(513)
Share-based compensation	18,002	15,213
Changes in working capital:
Changes in prepayments and other receivables	15,219	16,031
Changes in accounts payable	(793)	2,251
Changes in accrued expenses and other current liabilities	(10,330)	(4,953)
Changes in deferred revenue	-	(2,978)
Net cash used in operating activities	(30,604)	(36,468)
Investing activities:
Purchase of property, plant and equipment, including internal use software	(38)	(16)
Maturities of marketable securities	51,000	12,500
Purchases of marketable securities	(62,471)	(9,629)
Net cash (used in)/provided by investing activities	(11,509)	2,855
Financing activities:
Transaction costs on December 2024 issue of Ordinary Shares and Pre-Funded Warrants	—	(1,586)
Proceeds from exercise of warrants	651	183
Proceeds from exercise of options	10,414	7,922
Net cash provided by financing activities	11,065	6,519
Net change in cash, cash equivalents and restricted cash	(31,048)	(27,094)
Foreign exchange differences	(1,332)	3,771
Cash, cash equivalents and restricted cash at the beginning of the period	491,323	771,743
Cash, cash equivalents and restricted cash at the end of the period	458,943	748,420
Noncash financing and investing activities
Issuance of earnout shares	—	40,807

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	457,607	748,420
Restricted cash	1,336	—
	458,943	748,420